[LOGO] WEST PHARMACEUTICAL
            SERVICES



                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 2001
                             ----------------------


Dear Shareholder,

    The 2001 Annual Meeting of Shareholders of West Pharmaceutical Services, Inc. will be held at the Company's headquarters, 101 Gordon Drive, Lionville, Pennsylvania 19341, on Tuesday, May 1, 2001, at 9:30 AM, to consider and take action on the following:

    1. Re-election of four Class II directors:  George W. Ebright, L.
       Robert Johnson, John P. Neafsey and Geoffrey F. Worden, each for a term of three years;

    2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2001; and

    3. Any other matters that properly come before the meeting.

    Your Board of Directors recommends a vote "FOR" Proposals 1 and 2.

    Only shareholders of record at the close of business, Thursday, March 22, 2001, are entitled to notice of and to vote at the meeting or any postponement or adjournment.

    Please date, sign and return the enclosed proxy in the enclosed envelope, whether or not you expect to attend the meeting in person.

                                        By Order of the Board of Directors,



                                        JOHN R. GAILEY III
                                        Secretary


March 28, 2001



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                       [ID: INTENTIONAL BLANK PAGE]

                              PROXY STATEMENT

        GENERAL INFORMATION ABOUT THE MEETING AND VOTING OF SHARES

    We, the Board of Directors of West Pharmaceutical Services, Inc., invite you to submit the enclosed proxy "vote card" for use at the Company's 2001 Annual Meeting of Shareholders. The meeting will be held on Tuesday, May 1, 2001, at 9:30 AM, at the Company's headquarters, 101 Gordon Drive, Lionville, Pennsylvania 19341. The proxy and this proxy statement are being mailed on or about March 28, 2001.

    At the Annual Meeting, shareholders will act on the matters outlined in the accompanying notice of meeting, including the election of directors and ratification of the Company's independent accountants. You may vote at the meeting, or any postponement or adjournment of the meeting, only if you were a record owner of the Company's common stock at the close of business on the record date, March 22, 2001. You are entitled to one vote for each share owned.

    A quorum is necessary to take action at the meeting. A quorum means that shareholders of record holding at least a majority of the outstanding shares are present, either in person or represented by proxy. As of the record date, 14,335,556 shares of common stock were outstanding.

    If you complete and properly sign the accompanying proxy vote card and return it to the Company, it will be voted as you direct. A pre-addressed envelope is enclosed for your convenience. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. If any of your shares are held in "street name" and you wish to vote those shares at the meeting, you will need to obtain a proxy from the institution that holds those shares.

    Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Company's Secretary either a notice of revocation or a duly executed proxy bearing a later date. You may also vote in person at the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

    You may vote "FOR," AGAINST," or "WITHHOLD" your vote on, each of the directors. The director candidates receiving the highest number of affirmative votes of the shares entitled to be voted (whether or not a majority of the shares present), up to the number of directors to be elected by those shares, will be elected. Shares present but not voting on the election of directors will be disregarded (except for quorum purposes) and will have no effect on the outcome of the vote. A properly executed proxy marked "WITHHOLD AUTHORITY" for the election of one or more directors will not be voted on the director or directors indicated and, therefore, will have no effect on the outcome of the vote.

    If you return your signed proxy card without indicating any voting instructions, the proxy holders will vote your shares according to our recommendations, which are to vote "FOR" each of the two proposals listed in the accompanying notice of meeting.

    The judge of elections will treat "broker non-vote" shares (i.e., shares held in street name that cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of the vote on any matter for which the broker does not have discretionary authority to vote, however, those shares will be treated as not present and not entitled to vote on that matter.

                    PROPOSAL #1: ELECTION OF DIRECTORS

    Our Board of Directors is divided into three classes. Each year, the directors in one class are elected to serve a three-year term. We may increase or decrease the size of the Board, elect directors to fill vacancies on the Board and assign directors to a class.

    We have nominated George W. Ebright, L. Robert Johnson, John P. Neafsey and Geoffrey F. Worden for election as Class II directors at the 2001 Annual Meeting. All of the nominees are incumbent directors. Each nominee has agreed to be named and to serve if elected.

    If any nominee becomes unavailable, which we do not expect, the Board's Nominating and Corporate Governance Committee will recommend to us a replacement nominee. We may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his designated replacement.


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          CLASS II DIRECTOR NOMINEES FOR TERMS TO EXPIRE IN 2004

---------------------------------------------------------------------------


GEORGE W. EBRIGHT            Mr. Ebright, age 62, retired in 1995 from
Director since 1992          Cytogen Corp., a biotechnology pharmaceutical
                             company, where he was Chairman of the Board and Chief Executive Officer. He is a director of NABI and Arrow International
                             Incorporated.

L. ROBERT JOHNSON            Mr. Johnson, age 59, is Managing General
Director since 1989          Partner of Founders Capital Partners, L.P., a
                             venture capital partnership.  He is a
                             director of Axint Technologies Corp. and Cerida Corp. and Chairman of the Board of RSVP Information Inc. Mr. Johnson is a member of the Corporation of the Massachusetts Institute of Technology and a trustee of the Maryland Institute - College of Art.

JOHN P. NEAFSEY              Mr. Neafsey, age 61, is President of JN
Director since 1987          Associates, an investment consulting firm.
                             He is Chairman of the Board of Alliance
                             Resources, LP and Chairman of the Management
                             Policy Council.  He is a director of Longhorn
                             Partners Pipeline Company, Provident Mutual
                             Life Insurance Company of Philadelphia and an
                             Advisory Director of the Beacon Energy Funds.
                             Mr. Neafsey is a trustee of Cornell
                             University and an overseer of Weill/Cornell
                             Medical College.

GEOFFREY F. WORDEN           Mr. Worden, age 61, is President of South
Director since 1993          Street Capital, Inc., an investment company.
                             Mr. Worden is a director of Princess House, Inc. and the New York City Outward Bound
                             Center.  He is a trustee of Outward Bound
                             USA.


               WE RECOMMEND THAT YOU VOTE FOR THESE NOMINEES.

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              CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2002

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TENLEY E. ALBRIGHT, M.D.     Dr. Albright, age 65, is a physician and
Director since 1993          surgeon.  She is Chairman of Western
                             Resources, Inc. and a member of the
                             Corporation of the New England Baptist
                             Hospital and Woods Hole Oceanographic
                             Institution. Dr. Albright is a director of State Street Bank and Trust Company, State
                             Street Boston Corporation, Whitehead
                             Institute for Biomedical Research and the Massachusetts Society for Medical Research.
                             She is Chairman of the Alumni Fund, Harvard
                             Medical School.

JOHN W. CONWAY               Mr. Conway, age 55, has been a director since
Director since 1997          1997, and Chief Executive Officer and
                             Chairman of the Board since January 2001, of Crown, Cork & Seal Company, Inc., a supplier of packaging products. He was its President and Chief Operating Officer from 1998 to
                             January 2001 and, prior to that time, its Executive Vice President.

J. ROFFE WIKE, II            Mr. Wike, age 74, was Senior Partner and a
Director since 1962          director of Cooke & Bieler, investment
                             counselors, until his retirement in 1994.
                             Mr. Wike is a trustee of the Philadelphia
                             Museum of Art and serves on the Advisory
                             Board of the Southeast Community Enrichment
                             Center (Philadelphia).



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               CLASS I DIRECTORS WHOSE TERMS EXPIRE IN 2003

---------------------------------------------------------------------------

WILLIAM G. LITTLE            Mr. Little, age 58, is Chief Executive
Director since 1991          Officer and Chairman of the Board of the
                             Company. He was also the Company's President from 1991 to 1998. Mr. Little is a director of Fox Chase Cancer Center and Cytyc
                             Corporation.

WILLIAM H. LONGFIELD         Mr. Longfield, age 62, is Chief Executive
Director since 1995          Officer and Chairman of the Board of C. R.
                             Bard, Inc., a medical device manufacturer.
                             He is a director of Manor Care, Inc., AdvaMed
                             (Advanced Medical Technology Association),
                             Horizon Health Corporation and Atlantic
                             Health System. Mr. Longfield is a trustee of Centenary College.

MONROE E. TROUT, M.D.        Dr. Trout, age 69, has been Chairman of the
Director since 1991          Board of Cytyc Corporation, a medical
                             diagnostic company, since January 1998 and is Chairman Emeritus of American Healthcare
                             Systems, a network of integrated healthcare systems, where he was Chairman of the Board, President and Chief Executive Officer until his retirement in 1995. He was Chief
                             Executive Officer of Cytran Inc., a
                             biotechnology company, from March 1996 to July 1996. Dr. Trout is a director of Science Applications International
                             Corporation (SAIC), Baxter International Inc.
                             and the University of California San Diego
                             Foundation.

ANTHONY WELTERS              Mr. Welters, age 46, is Chairman, President
Director since 1997          and Chief Executive Officer of AmeriChoice
                             Corporation, a managed health-care services holding company, and its predecessor companies. Mr. Welters is a director of
                             C. R. Bard, Inc., Health Care Leadership
                             Council, New York University School of Law, the National Board of the Smithsonian
                             Institution and Vice Chair of Morehouse
                             School of Medicine.

                INFORMATION ABOUT THE BOARD AND BOARD COMMITTEES

BOARD OF DIRECTORS

    We have designated directors who are independent of management as "independent directors." All of the directors, except for the Company's Chief Executive Officer William G. Little, are independent directors. The independent directors' primary duties are to evaluate the performance of the Company's Chief Executive Officer, to assure that he has appropriate leadership succession plans and to review and monitor achievement of his long-range strategic plans for the Company. One independent director is designated as the "Chairman, Independent Directors." The Chairman, Independent Directors confers with the Chief Executive Officer on the Board's agenda items and information requirements. He also calls meetings of the independent directors. Monroe E. Trout is the current Chairman, Independent Directors.

    The Board met eight times last year. All directors, except John W. Conway, attended more than 75% of the total number of meetings of the Board and the committees on which they served.


BOARD COMMITTEES

    The Board has five committees: Audit, Compensation, Finance, Nominating and Corporate Governance and Technology. Last year, the Compensation Committee met seven times, the Finance Committee and the Technology Committee each met five times, the Audit Committee met four times and the Nominating and Corporate Governance Committee met three times.

    The Audit Committee performs the following functions: (1) recommends to us, after consultation with management, the appointment of a firm of independent accountants for the Company; (2) recommends whether the auditors should be continued as the auditors for the Company, and, if other auditors are to be selected, recommends the auditors to be selected; (3) ensures that the independent auditors submit periodically a formal written statement delineating all relationships between their firm and the Company;
(4) reviews and discusses with the auditors any disclosed relationships that may affect the objectivity and independence of the auditors and recommends that we take appropriate action in response to the report to satisfy ourselves of the outside auditors' independence; (5) provides a direct line of communication between us and the independent auditors; (6) considers the impact on the Company's financial statements of any changes in accounting principles or practices proposed by management or the auditors, and makes recommendations to us on such matters; (7) discusses with management and the auditors significant accounting and reporting issues, including recent and proposed reporting and regulatory pronouncements, and understands their impact on the financial statements;
(8) meets with -- either separately or together, as the Committee deems appropriate -- the independent auditors, the Company's financial and operating officers and the Company's internal auditors to:

    (A) receive the independent auditors' proposal on the scope of their audit and related fees, the auditors' comments on their findings after the conclusion of the audit and hear management's responses to the report of the auditors and discuss as part of the review any difficulties encountered in dealing with management relating to performance of the audit work;

    (B) review the auditors' comments on the Company's financial statements and the adequacy of financial practices, procedures and existing systems of internal control;

    (C) discuss with the independent auditors those matters required for discussion by Statement on Auditing Standards (SAS) 61, including the auditors' judgments about the quality and acceptability of accounting principles used to prepare the Company's consolidated financial statements;

    (D) review with the Company's Internal Auditors the Internal Audit Charter, audit organization, internal audit plans, and findings and recommendations resulting from internal audits;

    (E) maintain an open line of communication between Internal Audit and the Committee and participate in prior review and concurrence with management regarding any change of Director of Internal Audit;

    (F) review potential business exposures, the financial implications of any regulatory examinations and the adequacy of associated accounting accruals and reserves;

    (G) receive such other information relating to such other matters and the Company's operations as the Committee deems appropriate, including such topics as tax matters, information systems, regulatory affairs, quality assurance, and legal matters;

(9) prepares the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;
(10) reports regularly to us on Committee activities and makes such recommendations with respect to the reports of the auditors and management as it deems necessary or appropriate; (11) ensures that a system is in place to comply with the Foreign Corrupt Practices Act; (12) prepares and updates an annual program of standing and specific agenda items for each meeting; and (13) reviews and assesses the adequacy of the Committee's Charter on an annual basis. Directors Johnson (Chairman), Albright, Conway and Worden serve on the Audit Committee.

    The Compensation Committee determines the Company's compensation arrangements with executive management and reports its actions to us. This Committee also administers the Company's management incentive compensation plans. Directors Longfield (Chairman), Neafsey and Trout serve on the Compensation Committee.

    The Finance Committee serves as our liaison with management on important financial transactions and financial-policy matters. This Committee also consults with and advises management on financial strategies, policies and procedures, acquisitions, divestitures, major capital-expenditure requests and similar matters. The Finance Committee makes recommendations on these matters to us. Directors Neafsey (Chairman), Conway, Ebright, Wike and Worden serve on the Finance Committee.

    The Nominating and Corporate Governance Committee evaluates and makes recommendations on director and officer nominees and appointments to board committees. After review by the independent directors, this Committee formally recommends to us a successor to the Chief Executive Officer. This Committee also reviews the Company's legal compliance policies and programs periodically with the Company's General Counsel. Directors Trout (Chairman), Longfield, Welters and Wike serve on the Nominating and Corporate Governance Committee.

    The Technology Committee oversees and assists in the development of the Company's drug-delivery strategy and business, periodically reviews the Company's technology portfolio and advises us on such matters. The members of the Technology Committee are Directors Albright (Chairman), Ebright, Johnson and Welters.


               STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table shows the beneficial ownership of common stock by each director, each executive officer named in the Summary Compensation Table on page 7 and all directors and executive officers as a group. The amounts include shares of common stock beneficially owned by the individuals, common stock underlying stock options and shares held under the Company's incentive-compensation plans, Savings Plan and Deferred Compensation Plan for Designated Executive Officers. Also included are stock-equivalents held by directors in accounts under the Non-Qualified Deferred Compensation Plan for Outside Directors. The Savings Plan and Deferred Compensation Plan amounts are as of December 31, 2000 and all other information is as of February 28, 2001.

    No director or officer beneficially owns more than 1% of the Company's outstanding common stock, except for Mr. Wike, who beneficially owns 10.90%. All directors and officers as a group beneficially own 15.74% of the outstanding shares. Shares underlying stock options exercisable within 60 days after the record date are treated as beneficially owned by the individual and as outstanding when computing the percentages owned by the individual and the group. The table is compiled from information provided by the individuals and from Company records.


--------------------------------------------------------------------------------

                                          Right to Acquire    Stock-Equivalents
                         Shares Owned      Ownership Under       Units Under
                         Directly and    Options Exercisable Directors' Deferred
Name                   Indirectly(1)(2)    Within 60 Days     Compensation Plan
--------------------------------------------------------------------------------
Tenley E. Albright          1,500               9,000               3,194
John W. Conway                800               4,500                 955
George W. Ebright           2,928               9,000               3,785
Steven A. Ellers           12,215              51,000                  --
Lawrence P. Higgins         2,551              40,318                  --
John R. Gailey III          9,114              28,700                  --
L. Robert Johnson           7,500               9,000               4,998
William G. Little          61,517             252,000                  --
William H. Longfield        1,000               7,500               9,004
Donald E. Morel, Jr.        9,124              41,061                  --
John P. Neafsey             5,966               7,500              12,804
Monroe E. Trout            11,000               3,000              18,277
Anthony Welters               300               6,000                 986
J. Roffe Wike, II       1,553,482(3)            9,000              18,738
Geoffrey F. Worden          3,500               9,000              11,029

All directors
and executive
officers as a
group (21 persons)      1,754,068             596,279              83,770

------------------

(1) These amounts include restricted shares awarded under the Company's Management Incentive Bonus Plan, as follows: Mr. Little -- 1,498 shares; Mr. Ellers -- 417 shares; Mr. Morel -- 417 shares; Mr. Higgins -- 349 shares; Mr. Gailey -- 336 shares; and all directors and executive officers as a group -- 4,158 shares. The holders of restricted shares have voting power over the shares. The restricted shares are subject to transfer and forfeiture restrictions.

(2) These amounts also include shares contributed by the Company under the Company's Savings Plan and Deferred Compensation Plan for Designated Executive Officers, respectively, as follows: Mr. Little -- 960 and 529 shares, respectively; Mr. Ellers -- 1,165 and 240 shares, respectively; Mr. Morel -- 322 and 281 shares, respectively; Mr. Higgins -- 98 and 203 shares, respectively; Mr. Gailey -- 81 and 195 shares, respectively; and all directors and officers as a group -- 7,627 and 1,983 shares, respectively. Participants in the Savings Plan and Deferred Compensation Plan have voting power over the shares held in their accounts. These shares vest in five equal annual installments over the first five years of service to the Company.

(3) Includes 226,000 shares held by a trust over which Mr. Wike has sole investment and voting power. Also includes 574,220 shares held by a trust as to which Mr. Wike shares voting and investment power. Does not include 7,840 shares owned by Mr. Wike's wife because he disclaims beneficial ownership of those shares.

COMPENSATION OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

    Each independent director receives an annual retainer of $20,000. The chairman of each board committee and the Chairman, Independent Directors also receive an annual retainer of $3,500. Independent directors receive meeting fees of $1,500 for each board and independent-director meeting and $1,000 for each committee meeting attended. Directors may defer all or any part of their director fees. Deferred fees may be placed either in an interest-bearing cash account or in a "stock-equivalents" account, which parallels the performance of the Company's common stock. Stock-equivalents are settled in cash when a director leaves the Board.

    In May 1999, the Board terminated its retirement plan for non-employee directors. Retirement benefits accrued as of the termination date were converted into stock-equivalents. The number of stock-equivalents credited upon conversion was determined by reference to the fair market value of the Company's common stock at that time.

    In May 1999, non-employee directors received an option to purchase 4,500 shares under the 1999 Non-Qualified Stock Option Plan for
Non-Employee Directors. The option has an exercise price equal to the fair market value of the Company's common stock on the date of grant and vests in three annual installments of 1,500 shares. The Plan provides for another 4,500-share option grant in 2002.


SUMMARY COMPENSATION TABLE

    The following table contains information on compensation paid to Mr. Little and the four other most highly compensated executive officers of the Company.


-----------------------------------------------------------------------------------------------------------------------
                                                                                 Long-Term
                                       Annual Compensation                  Compensation Awards
                                       -------------------                  -------------------
  Name and                                                  Other         Restricted    Securities
 Principal                                                  Annual          Stock       Underlying       All Other
  Position           Year   Salary($)(1)  Bonus($)(1)  Compensation($)  Award(s)($)(2)  Options(#)   Compensation($)(3)
-----------------------------------------------------------------------------------------------------------------------

WILLIAM G. LITTLE    2000     534,473         -0-             -              -0-             -             18,408
  Chairman           1999     505,555       358,522           -             12,357           -             17,313
  and Chief          1998     482,634       352,813           -             12,161           -             16,374
  Executive
  Officer

STEVEN A. ELLERS     2000     241,557         -0-             -              -0-             -              7,240
  Executive Vice     1999     220,714       104,632           -              4,282           -              6,615
  President          1998     207,022       101,979           -              3,403           -              6,205

DONALD E. MOREL, JR. 2000     233,714         -0-             -              -0-             -              7,005
  Division           1999     219,324       104,632           -              4,216           -              6,573
  President,         1998     203,755        80,038           -              3,339           -              6,107
  Drug Delivery
  Systems

LAWRENCE P. HIGGINS  2000     206,026         -0-             -              -0-             -              6,117
  Vice President,    1999     196,995        74,405           -              2,942           -              6,615
  Operations         1998     188,662        83,497           -              3,362           -              5,657

JOHN R. GAILEY III   2000     197,240         -0-             -              -0-             -              5,917
  Vice President,    1999     189,785        71,426           -              2,811           -              5,687
  General Counsel    1998     177,944        71,188           -              2,969           -              5,332
  and Secretary

-------------


(1) The Bonus columns include the value of any bonus (unrestricted) shares awarded under the Company's Management Incentive Bonus Plan, but not the value of any incentive (restricted) shares. Incentive share awards are reflected in the Restricted Stock Award(s) column. Bonuses are paid in the fiscal year following the fiscal year in which they are earned.

(2) Restricted stock awards are made in the fiscal year following the fiscal year in which they are earned. Restricted stock awards vest four years from the grant date. Values are determined by multiplying the number of shares awarded by the average of the high and low prices of the Company's common stock on the grant date, which was $26.06 for 2000 and $32.81 for 1999 awards. Dividends are paid on restricted stock and reinvested in additional shares of common stock. The following table contains information on the restricted stock held by the named executives at December 31, 2000. Values are determined by multiplying the number of shares by $24.56, the December 31, 2000 closing price of the common stock.



                         Number of Restricted         Current Market Value
  Name                       Shares Held           of Restricted Shares Held
------------------------------------------------------------------------------
William G. Little               1,619                       $39,762
Steven A. Ellers                  450                        11,052
Donald E. Morel, Jr.              438                        10,757
Lawrence P. Higgins               371                         9,111
John R. Gailey III                368                         9,038


(3) Represents Company contributions under the Company's Savings Plan and Non-Qualified Deferred Compensation Plan for Designated Executive Officers. With respect to Mr. Little, includes term life insurance premiums paid by the Company of $2,380 in 2000, $2,153 in 1999 and $1,901 in 1998.


2000 STOCK OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table shows how many stock options were exercised by each of the named executive officers in 2000. It also shows the number and value of their unexercised options as of December 31, 2000.


            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                    AND 2000 YEAR-END OPTION VALUES


------------------------------------------------------------------------------------------------------
                        Shares                        Number of Shares         Value of Unexercised
                       Acquired                    Underlying Unexercised          In-the-Money
                          On          Value           Options Held at               Options at
      Name           Exercise(#)  Realized($)(1)     Fiscal Year-End(#)      Fiscal Year-End($)(1)(2)
------------------------------------------------------------------------------------------------------
                                                Exercisable  Unexercisable  Exercisable  Unexercisable
                                                -----------  -------------  -----------  -------------
William G. Little         -0-           -0-       219,000      251,000           -0-          -0-
Steven A. Ellers        2,000        16,563        45,000       78,000        15,980          -0-
Donald E. Morel, Jr.      -0-           -0-        31,061      118,000           -0-          -0-
Lawrence P. Higgins       -0-           -0-        35,518       42,000           -0-          -0-
John R. Gailey III      6,500        40,625        24,744       35,600         3,768          -0-

---------------

(1) Market value on exercise date of shares covered by options exercised, less option exercise price.

(2) The dollar amounts shown under the Exercisable and Unexercisable columns of this heading represent the number of exercisable and unexercisable options, respectively, multiplied by the difference between the closing price of the Company's common stock on December 31, 2000 ($24.56) and the exercise price of the options.


PENSION PLAN TABLE

    The following table shows estimated annual retirement benefits payable to participants in the Company's Salaried Employees' Retirement Plan (the "Retirement Plan") whose employment terminates at normal retirement (age 65). The normal retirement benefit equals 1.9% of the average of a participant's five highest consecutive calendar years of earnings out of the participant's last ten calendar years of service, multiplied by his or her years of service up to 25 years, plus 0.5% of such earnings multiplied by his or her years of service in excess of 25 but not more than 35 years.

    In general, the earnings covered by the Retirement Plan are base salary, bonuses and non-deferred cash payments, including a participant's contributions to the Company's Savings Plan. The figures shown include benefits payable under the Retirement Plan and the Company's related supplemental plan for certain individuals. The figures are stated before reduction for Social Security payments. Although age 65 is the normal retirement age under the Retirement Plan, participants with 10 years of service may retire upon reaching age 55. The amount of the benefit in such cases will be reduced by 1/4 of 1% for each month for ages 60-64 and 1/3 of 1% for each month from ages 55-59.


PENSION PLAN TABLE


                         Estimated Annual Retirement Benefits
                          Years of Pension Plan Participation
     Five-Year   ------------------------------------------------------
  Average Annual     15         20         25         30         35
     Earnings
-----------------------------------------------------------------------
    $200,000     $ 57,000   $ 76,000   $ 95,000   $100,000   $105,000
     250,000       71,250     95,000    118,750    125,000    131,250
     300,000       85,500    114,000    142,500    150,000    157,500
     400,000      114,000    152,000    190,000    200,000    210,000
     500,000      142,000    190,000    237,500    250,000    262,500
     600,000      171,000    228,000    285,000    300,000    315,000
     650,000      185,250    247,000    308,750    325,000    341,250
     700,000      199,500    266,000    332,500    350,000    367,500
     750,000      213,750    285,000    336,250    375,000    393,750
     800,000      228,000    304,000    380,000    400,000    420,000
     850,000      242,250    323,000    403,750    425,000    446,250
     900,000      256,500    342,000    427,500    450,000    472,500
     950,000      270,750    361,000    451,250    475,000    498,750


    As of December 31, 2000, the credited full years of service for the named executive officers were as follows: Mr. Little -- 25 years; Mr. Ellers -- 17 years; Mr. Morel -- 8 years; Mr. Higgins -- 4 years; and Mr. Gailey -- 10 years. Benefits are computed as straight-line annuity amounts.


EMPLOYMENT AND OTHER AGREEMENTS

    Mr. Little has an employment agreement with the Company under which he serves as Chief Executive Officer. His base annual salary is determined according to Company compensation-review policies. The agreement also entitles him to participate in the Company's annual and long-term incentive plans. The Company may terminate his employment by giving two years' prior notice or earlier for cause, or due to disability or death.

    The Company has entered into agreements with each of the named executive officers that provide benefits if their employment is terminated following a change in control of the Company. These agreements are designed to assist the Company in attracting and retaining highly qualified executives and to help ensure that, if the Company is faced with an unsolicited tender offer proposal, its executives will continue to manage the Company without being unduly distracted by the uncertainties of their personal affairs and thereby will be better able to assist in evaluating such a proposal in an objective manner.

    Each executive is entitled to receive severance compensation under his agreement if, within two years following a change in control of the Company, he resigns following a constructive termination of his employment or his employment is terminated by the Company other than by reason of death, disability, willful misconduct or normal retirement. The agreement also permits the executive to receive severance upon a voluntary resignation taken during a one-time 30-day period beginning 12 months from the change in control. The severance compensation includes the immediate vesting of the executive's interest, if any, in the Company's employee-benefit plans, continuing salary and bonus payments at the level prior to termination and continuation of certain health and welfare benefits for up to three years following termination. Each agreement prohibits the executive from being employed by any competitor of the Company or competing with the Company in any part of the United States (any market or territory, in the case of Messrs. Little and Morel) for up to one year following employment termination for any reason. The payment of severance compensation is not conditioned upon the executive seeking other employment and is not subject to reduction if the executive secures other employment consistent with the agreement.

    In the fall of 2000 we authorized and directed senior management to work with the Company's financial advisor in evaluating strategic alternatives to enhance shareholder value, which included a possible disposition of assets or business combination involving the Company. At that time certain key senior management personnel, including the named executive officers, were awarded a bonus opportunity as an incentive for successfully implementing the review. Under the agreements each named executive would be entitled to a cash bonus if the following three criteria are met: (i) a change in control occurs on or before December 31, 2001;
(ii) as a result of or in connection with the change in control, the Company's shareholders would receive consideration for their shares at least equal to a minimum specified dollar amount; and (iii) the executive remains employed by the Company on the date of the change in control. The amount of the bonuses range from 120% to 225% (in the case of the CEO) of the executive's base salary. Each bonus agreement will expire in January 2002, but may be terminated by the Company if it notifies the executive in writing that it is no longer considering a transaction or business combination involving the Company that would constitute a change in control.

    A "change in control" under both the severance agreements and the bonus agreements is defined generally as any such event that requires a report to the Securities and Exchange Commission, but includes any acquisition or other transaction that results in a change in ownership of more than 50% of the Company's stock or a change in the majority of the Board over a two-year period that is not approved by at least two-thirds of the directors.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934 and related Securities and Exchange Commission rules, the Company's directors and officers must file initial reports of their beneficial ownership of the Company's common stock and subsequent changes to that ownership. One of the Company's directors missed the due date for filing reports for 2000 transactions. J. Roffe Wike, II reported a January 2000 sale of 40 shares on February 11, 2000, one day after the due date for the report. The shares were sold by a trust in which he shares voting and investment power.


                       BOARD COMPENSATION COMMITTEE
                     REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

    The overriding philosophy governing the Company's senior executive compensation program is the alignment of shareholder and management interests by rewarding management for adding value to the business and achieving results that reflect constantly improving performance.

    The components of compensation are base salary, annual incentive bonus and long-term incentive compensation in the form of stock options. Consistent with the Company's policy of attracting and retaining the highest caliber executives, base salaries are targeted to the median of comparable positions, while total compensation opportunity (i.e., base salary, bonus and stock options) is designed to provide superior reward opportunities for superior results. Long-term incentive programs are designed to provide management with the opportunity to create wealth by participating in the consistent improvement of shareholder value. In making compensation decisions, the Committee relies heavily on compensation survey data and recommendations from an outside compensation consultant.

    A significant portion of executive compensation is "at risk." Annual bonuses are tied to achievement of financial and strategic targets. If the financial performance is unsatisfactory, no bonuses are paid. In addition, the value of stock options is dependent on an increase in market value of common stock over the exercise price.

    To further align management and shareholder interests, the Committee has developed share-ownership goals for senior management. These goals call for executive officers to own common stock with a market value equal to specified multiples of the executive's base salary, ranging from 200% of base salary for senior executives to 500% of base salary for the CEO. The Committee would like executives to reach their goal within five to seven years of attaining their position and annually reviews each executive's progress.

BASE SALARIES

    In setting last year's base salaries, the Committee relied primarily on competitive market compensation data from four industry groups, which were compiled by an independent compensation consultant. The Committee also considered recommendations of the CEO regarding individual performance of other executives and their relative experience. The named executive officers' base salaries for 2000 approximated the market consensus median level. Mr. Little's annual base salary for 2000 was $545,002, reflecting an increase of 6% from the prior year.


MANAGEMENT INCENTIVE BONUS PLAN

    Each of the executive officers named in the Summary Compensation Table participates in the Company's Management Incentive Bonus Plan. The named executives received no bonuses for 2000 because the Company's financial performance last year did not meet the Bonus Plan's targets.


LONG-TERM INCENTIVE COMPENSATION

    Stock options are granted in numbers that are targeted to produce a long-term compensation opportunity consistent with comparable positions within general industry, based on a value determined by the Black-Scholes valuation method. In addition, the option agreements contain forfeiture provisions, which will cause any unexercised option to expire immediately if the executive engages in conduct detrimental to the Company, such as competitive activities.

    Each of the named executive officers was granted a stock option last year. The options vest in five equal annual installments but will vest earlier if the market price of common stock exceeds 160% of the market value on the date of grant. Mr. Little's option grant covered 165,000 shares. An additional grant of options was made to Mr. Little, Mr. Morel and certain members of the Drug Delivery Systems group. These options become exercisable on a pro-rated basis over a five-year period if the drug delivery division achieves annual earnings targets over that period. Any unvested options become exercisable nine and one-half years from the grant date. Mr. Little's option covered 20,000 shares. This second round of option awards was designed to provide additional at-risk compensation for key management associated with the Company's drug delivery effort. All of the options have an exercises price equal to the fair market value of the Company's common stock on the date of grant and expire 10 years from the grant date.


DEDUCTIBLE COMPENSATION UNDER THE TAX LAWS

    Under section 162(m) of the Internal Revenue Code, a publicly held corporation such as the Company is denied a federal tax deduction for compensation in excess of $1,000,000, which is paid to its chief executive officer and its four most-highly compensated executive officers other than the CEO. "Qualified performance-based compensation" and certain other compensation is not subject to the deduction limitation. The Board of Directors has taken action to ensure that awards of stock options, bonus and incentive shares under the Company's incentive plans will be treated as qualified performance-based compensation and, therefore, remain tax deductible by the Company. While there is no firm policy on whether to permit executive compensation to exceed the $1,000,000 limit, the Committee periodically monitors the compensation of Company executives and believes that no tax deductions for executive compensation will be lost in the near future.

                                         William H. Longfield, Chairman
                                         John P. Neafsey
                                         Monroe E. Trout

                          AUDIT COMMITTEE REPORT

    The Audit Committee oversees and monitors the participation of the Company's management and independent accountants throughout the financial reporting process. No member of the Committee is employed or has any other material relationship with the Company. In connection with its function to oversee and monitor the financial reporting process of the Company, the Committee has done, among other things, the following:

    1) reviewed and discussed with Company management the audited financial statements for the fiscal year ended December 31, 2000;

    2) discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380); and

    3) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No.1 and discussed auditor independence with PricewaterhouseCoopers' personnel.

    Based upon the foregoing, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The Audit Committee has adopted a written charter to govern its operations. The Audit Committee Charter is attached to this proxy statement as Exhibit "A". The Audit Committee is comprised of "independent directors" as defined and required by Sections 303.01(B) and 303.02(D) of the New York Stock Exchange listing standards.

                                         L. Robert Johnson, Chairman
                                         Tenley E. Albright, M.D.
                                         John W. Conway
                                         Geoffrey F. Worden


AUDIT FEES

    Fees for the fiscal year 2000 audit and the review of Forms 10-Q were $560,800.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    PricewaterhouseCoopers LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2000.


ALL OTHER FEES

    Aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000 were $346,400, principally for tax consulting services.


    PROPOSAL #2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Upon recommendation of the Audit Committee, we reappointed PricewaterhouseCoopers LLP as independent accountants for the Company in 2001, subject to ratification by shareholders. If the appointment is not ratified, we will consider the appointment of other auditors. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to questions from shareholders.

    WE RECOMMEND THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF
      PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR 2001.

                     PRINCIPAL OWNERS OF COMPANY STOCK

    The following table and footnotes contain information about persons who beneficially own more than 5% of the outstanding common stock. Except as indicated below, the beneficial owners have sole voting and investment power over the shares shown opposite their names. This table was compiled from Company records and Securities and Exchange Commission share-ownership reports. The amount of shares beneficially owned is as of March 22, 2001, except as noted in the accompanying footnotes.


---------------------------------------------------------------------------
                                                   Amount and
                                                    Nature of     Percent
Name and Address of                                Beneficial        Of
Beneficial Owner                                    Ownership      Class
---------------------------------------------------------------------------

Aim Funds Management, Inc. .....................    811,300(1)     5.66%
  5140 Yonge Street
  Suite 900
  Toronto, Ontario  M2N 6X7

Jean Wike Faust ................................  1,240,840(2)     8.66%
  16 Fox Chase Road
  Malvern, PA 19355

First Union Corporation ........................  1,307,908(3)     9.12%
  One First Union Center
  301 S. College St.
  Charlotte, North Carolina  28288-0137

Franklin Resources, Inc. .......................  1,272,100(4)     8.87%
Charles B. Johnson
Rupert H. Johnson
  777 Mariners Island Blvd.
  6th Floor
  San Mateo, CA  94404
Franklin Advisory Services, LLC
  One Parker Plaza, Sixteenth Floor
  Fort Lee, NJ  07024

Private Capital Management
Bruce S. Sherman
Gregg J. Powers ................................. 1,575,400(5)    10.99%
  3003 Tamiani Trail N.
  Naples, FL  34103

J. Roffe Wike, II ............................... 1,562,482(2)(6) 10.90%
  2125 Twinbrook Road
  Berwyn, PA  19312

---------------

(1) Based upon information as of December 31, 2000 set forth in a Schedule 13G filing made by Aims Fund Management, Inc. dated January 30, 2001. The reporting person has shared voting power with respect to all of the shares beneficially owned.

(2) Includes 226,000 shares held by a trust of which Mrs. Faust is the sole beneficiary. As trustee, J. Roffe Wike, II, the brother of Mrs. Faust, has sole investment and voting power over those shares. Also includes 574,220 shares held by a trust as to which Mrs. Faust and Mr. Wike share voting and investment power.

(3) Based upon information as of December 31, 2000 set forth in a Schedule 13G filing made by First Union Corporation dated February 14, 2001. Includes (i) sole voting power with respect to 1,097,682 shares, (ii) sole investment power with respect to 439,990 shares and (iii) shared investment power with respect to 653,960 shares.

(4) Based upon information as of December 31, 2000 set forth in a Schedule 13G filing made by Franklin Resources, Inc. ("FRI"), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC ("FAS") dated February 7, 2001. FAS, an investment advisory subsidiary of FRI, has sole voting and investment power with respect to all shares beneficially owned. Charles B. Johnson and Rupert H. Johnson, Jr. are principal owners of FRI, and they, along with FRI and each of FRI's advisory subsidiaries, disclaim any economic interest or beneficial ownership in any of the shares covered by the Schedule.

(5) Based upon information as of December 31, 2000 set forth in a Schedule 13G filing made by Private Capital Management, Inc. ("PCM"), Bruce S. Sherman and Gregg J. Powers dated February 14, 2001. The reporting persons share voting and investment power with respect to all of the shares owned. Mr. Sherman is Chairman of PCM and Mr. Powers is President of PCM. They disclaim beneficial ownership of shares held by PCM's clients and disclaim the existence of a group.

(6) Includes options to acquire 9,000 shares under the Company's stock-option plans. Does not include 7,840 shares owned by Mr. Wike's wife because he disclaims beneficial ownership of those shares.


                   SHAREHOLDER RETURN PERFORMANCE GRAPH

    The following graph compares the cumulative total return to holders of the Company's common stock with the cumulative total return of the Standard & Poor's 400 Industrials Limited Index (the "Industrial Mid-Cap") and of a Company-selected peer group for the five years ended December 31, 2000. Cumulative total-return-to-shareholders is measured by dividing total dividends (assuming dividend reinvestment) plus the per-share price change for the period by the share price at the beginning of the period. The Company's cumulative shareholder return is based on an investment of $100 on December 31, 1995 and is compared to the cumulative total return of the Industrial Mid-Cap and peer group over the period with a like amount invested.

    The peer-group companies were selected by the Company based principally on nature of business, revenues, employee base, technology base, market share, type of customer and customer relationship. The peer group is composed of Applera Corp. Applied Biosystems (formerly PE Corp. Biosystems), Amphenol Corporation, Andrew Corporation, Applied Magnetics Corporation, Augat Inc., Beckman Instruments, Inc., C. R. Bard, Inc., CTS Corp., Millipore Corporation, Pall Corporation, Sealed Air Corporation and Thomas & Betts Corporation.


                     FIVE YEAR CUMULATIVE TOTAL RETURN

                                [ID: GRAPH]

                                       ANNUAL RETURN PERCENTAGE
                                       YEARS ENDING

COMPANY NAME / INDEX                  DEC96   DEC97   DEC98   DEC99   DEC00
---------------------------------------------------------------------------
WEST PHARMACEUTICAL SVCS INC          22.84    7.36   22.44  -11.71  -18.29
S&P 400 INDUSTRIAL LIMITED INDEX      18.18   24.34   22.32   24.49   12.02
PEER GROUP                            22.94    7.27    8.46   40.32   17.67


                                       INDEXED RETURNS
                                       YEARS ENDING

                                  BASE
                                 PERIOD
                                  DEC95    DEC96   DEC97   DEC98   DEC99   DEC00
--------------------------------------------------------------------------------
WEST PHARMACEUTICAL SVCS INC      100     122.84  131.86  161.48  142.58  116.50
S&P 400 INDUSTRIAL LIMITED INDEX  100     118.18  146.94  179.74  223.76  250.66
PEER GROUP                        100     122.94  131.89  143.05  200.73  236.20

                         PROXY SOLICITATION COSTS

    The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. Officers and other employees of the Company may also contact you about submitting your proxy through the mails, or by personal conversations, telephone, facsimile or electronic means.


             SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    Under the Company's Bylaws any shareholder who desires to present a proposal for consideration at the 2002 annual meeting must deliver timely written notice to the Company's Secretary, 101 Gordon Drive, Lionville, Pennsylvania 19341. In lieu of delivering to the Secretary, the notice may be mailed to the Secretary by certified mail, return receipt request, at the same address. To be timely, the notice must be received not later than January 31, 2002. The notice must contain or be accompanied by the following as to each matter the shareholder proposes to bring before the annual meeting:

    o A brief description of the business to be brought before the annual meeting and the reasons for conducting the business at the meeting;

    o The name and record address of the shareholder proposing the business as they appear on the Company's books;

    o The number and class of shares of the Company that are beneficially owned by the shareholder; and

    o Any material interest of the shareholder in the business.

    To obtain a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals you may contact the Office of the Secretary of the Company, 101 Gordon Drive, Lionville, Pennsylvania, 19341.


                              OTHER BUSINESS

    We are not aware of any matters to be presented at the meeting other than those set forth in the notice. On any other matter that properly comes before the meeting, the proxy holders will vote as we recommend or, if we make no recommendation, in their own discretion.


                               By Order of the Board of Directors



                               JOHN R. GAILEY III
                               Vice President, General Counsel and Secretary


March 28, 2001

                                                                Exhibit "A"


        WEST PHARMACEUTICAL SERVICES, INC. AUDIT COMMITTEE CHARTER

CHARTER

The Audit Committee is an arm of the Board of Directors, to which it directly reports. The Charter of the Committee is to assist the Board in fulfilling its oversight responsibilities by monitoring: (1) the integrity of the financial statements of the Company; (2) the system of internal control, audit process and the process of compliance with legal and regulatory requirements as they relate to the Company's financial statements; and (3) the independence and performance of the Company's internal and external auditors.


QUALIFICATIONS AND COMPOSITION

    The Committee will be composed of three or more Directors each of whom has no relationship to West that may interfere with the exercise of his or her independence from management and the Company. All members of the Committee will be financially literate and at least one member of the Committee will possess accounting or related financial management expertise, as the Board interprets such qualifications.


POWERS, DUTIES AND RESPONSIBILITIES

The Audit Committee shall:

 1. Recommend to the Board of Directors, after consultation with management, independent accountants to perform the annual audit; recommend whether the auditors should be continued as the auditors for the Company; and, if other auditors are to be selected, recommend the auditors to be selected. The Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate independent auditors to be proposed for shareholder approval in any proxy statement). The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

 2. Ensure that the independent auditors submit periodically a formal written statement delineating all relationships between their firm and the Company. Review and discuss with the auditors any disclosed relationships that may affect the objectivity and independence of the auditors and recommend that the Board take appropriate action in response to the report to satisfy itself of the outside auditors' independence.

 3. Provide a direct line of communication between the independent auditors and the Board of Directors.

 4. Consider the impact on the Company's financial statements of any changes in accounting principles or practices proposed by management or the auditors, and make recommendations on such matters to the Board of Directors. Discuss with management and the auditors significant accounting and reporting issues, including recent and proposed reporting and regulatory pronouncements, and understand their impact on the financial statements.

 5. Meet with -- either separately or together, as the Committee deems appropriate -- the independent auditors, the Company's financial and operating officers and the Company's internal auditors during each year:

    a. to receive the independent auditors' proposal on the scope of their audit and related fees;

    b. to receive the auditors' comments on their findings after the conclusion of the audit and to hear management's responses to the report of the auditors; to discuss as part of the review any difficulties encountered in dealing with management relating to performance of the audit work;

    c. to review the auditors' comments on the Company's financial statements and the adequacy of financial practices, procedures, and existing systems of internal control;

    d. to discuss with the independent auditors those matters required for discussion by Statement on Auditing Standards (SAS) 61, including the auditors' judgments about the quality and acceptability of accounting principles used to prepare the Company's consolidated financial statements. If deemed appropriate, these discussions will be held quarterly, prior to the filing of the Form 10-Q;

    e. to review with the Company's Internal Auditors the Internal Audit Charter, audit organization, internal audit plans, and findings and recommendations resulting from internal audits; maintain an open line of communication between Internal Audit and the Committee; and participate in prior review and concurrence with management regarding any change of Director of Internal Audit;

    f. to review potential business exposures, the financial implications of any regulatory examinations, and the adequacy of associated accounting accruals and reserves;

    g. to receive such other information relating to such other matters and the Company's operations as the Committee deems appropriate, including such topics as tax matters, information systems, regulatory affairs, quality assurance, and legal matters.

 6. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

 7. Report regularly to the Board of Directors on Committee activities and make such recommendations with respect to the reports of the auditors and management as the Committee deems necessary or appropriate.

 8. Ensure that a system is in place to comply with the Foreign Corrupt Practices Act.

 9. Prepare and update an annual program of standing and specific agenda items for each meeting.

10. Review and assess the adequacy of the Audit Committee Charter on an annual basis.

                 [ID: INTENTIONAL BLANK PAGE, BACK COVER]

                                     [WEST PHARMACEUTICAL SERVICES LOGO OMITTED]
PROXY

                       WEST PHARMACEUTICAL SERVICES, INC.
                 101 GORDON DRIVE, LIONVILLE, PENNSYLVANIA 19341
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John R. Gailey III and Steven A. Ellers as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of West Pharmaceutical Services, Inc., held of record by the undersigned on March 22, 2001, at the Annual Meeting of Shareholders to be held on May 1, 2001 or any postponement or adjournment thereof.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                         (TO BE SIGNED ON REVERSE SIDE)



|X|           PLEASE MARK YOUR
              VOTES AS IN THIS
              EXAMPLE.

                 FOR                WITHHOLD AUTHORITY                                                      FOR    AGAINST   ABSTAIN
               --------             ----------                                                            -------- --------- -------
1. Election of |      | all the     |        | to vote for     2. Ratification of the appointment         |      | |       | |     |
   4 Class II  |      | nominees    |        | the nominees       of PricewaterhouseCoopers LLP as        |      | |       | |     |
   Directors   |      | listed      |        | listed below       independent accountants of the          |      | |       | |     |
               |      | below       |        |                    corporation for the fiscal year ending  |      | |       | |     |
               |      |             |        |                    December 31, 2001.                      |      | |       | |     |
               |      |             |        |                                                            |      | |       | |     |
               --------             ----------                                                            -------- --------- -------



               (except as marked to the contrary)              3. In their discretion, the Proxies
                                                                  are authorized to vote upon such other
(INSTRUCTION: To withhold authority to vote for any               matters as may properly come before the
individual nominee, strike a line through the nominee's           meeting.
name in the list below.)

George W. Ebright, L. Robert Johnson, John P. Neafsey,                     This Proxy when  properly  executed will be voted in the
Geoffrey F. Worden                                                         manner directed  herein by the undersigned  shareholder.
                                                                           If no direction is made, this Proxy will be voted
                                                                           FOR Proposals 1 and 2.



SIGNATURE(S)________________________________________ DATE ______________

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or in any other representative capacity, please so indicate.